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                                                                    EXHIBIT 11.1


                             UTOPIA MARKETING, INC.
                          (FORMERLY SAM & LIBBY, INC.)


                 STATEMENT OF COMPUTATION OF NET LOSS PER SHARE

                                                                                       YEAR ENDED
                                                                    -------------------------------------------------
                                                                    DECEMBER 28,       DECEMBER 30,      DECEMBER 31,
                                                                        1996              1995              1994
                                                                        ----              ----              ----
                                                                          (IN THOUSANDS, EXCEPT PER SHARE DATA)


Loss from continuing operations                                      $ (2,675)        $   (3,773)        $   (3,789)
Extraordinary gain                                                      1,288                  -                  -
                                                                     --------         ----------         ----------
Net (loss) income                                                    $ (1,387)        $    3,773         $   (3,789)
                                                                     ========         ==========         ==========

Computation of common and common equivalent
  shares outstanding:
     Common stock                                                      12,136             10,878             10,800
                                                                     --------         ----------         ----------
     Common and common equivalent shares used in
       computing per share amounts                                     12,136             10,878             10,800
                                                                     ========         ==========         ==========

Loss per share from continuing operations                            $  (0.22)        $    (0.35)        $    (0.35)
Extraordinary gain                                                      (0.11)                                 -
                                                                     --------         ----------         ----------
Net loss per share                                                   $  (0.11)        $    (0.35)        $    (0.35)
                                                                     ========         ==========         ==========